Exhibit 99.3

AMICARE BEHAVIORAL CENTERS, LLC AND SUBSIDIARIES

Consolidated Balance Sheets

	(Unaudited) September 30, 2012	December 31, 2011
Assets
Current assets:
Cash	$803,845	$758,312
Accounts receivable, less allowance for doubtful accounts of $898,525 and $651,934, respectively	4,405,418	4,343,277
Other receivables	613,140	501,926
Prepaid expenses	271,453	399,997

Total current assets	6,093,856	6,003,512
Property and equipment, net	20,694,216	20,181,988
Goodwill	14,174,940	14,174,940
Loan costs, net	71,010	71,010

	$41,034,022	$40,431,450

Liabilities and Members’ Equity
Current liabilities:
Current installments of long-term debt	$2,550,000	$2,100,000
Lines of credit	1,733,122	1,210,814
Accounts payables	503,394	1,896,203
Accrued salaries and benefits	2,372,967	2,396,974
Other accrued expenses	940,232	1,716,494

Total current liabilities	8,099,715	9,320,485
Long-term debt, excluding current installments	18,636,745	20,661,745
Interest rate swaps	173,261	256,494

Total liabilities	26,909,721	30,238,724
Members’ equity	14,124,301	10,192,726

	$41,034,022	$40,431,450

See accompanying notes to the consolidated financial statements.

AMICARE BEHAVIORAL CENTERS, LLC AND SUBSIDIARIES

Consolidated Statements of Operations

(Unaudited)

	Nine Months Ended September 30,
	2012	2011
Net patient revenues before provision for doubtful accounts	$47,220,280	$43,539,669
Provision for doubtful accounts	1,340,531	951,271

Net patient revenues	45,879,749	42,588,398

Operating expenses:
Salaries and benefits	29,876,905	27,858,238
Purchased services	1,586,736	2,064,338
Supplies	812,548	864,651
Rent	1,773,375	1,493,632
Depreciation and amortization	703,307	691,165
Travel and entertainment	553,873	591,616
Professional services	1,248,509	1,456,506
Repairs and maintenance	405,418	377,115
Other expenses	3,498,477	3,406,975

Total operating expenses	40,459,148	38,804,236

Income from continuing operations	5,420,601	3,784,162
Other expense - interest, net	(1,015,022)	(1,317,661)

Net earnings from continuing operations	4,405,579	2,466,501
Net earnings from discontinued operations (Note 7)	—	1,490,892

Net earnings	$4,405,579	$3,957,393

See accompanying notes to the consolidated financial statements.

AMICARE BEHAVIORAL CENTERS, LLC AND SUBSIDIARIES

Consolidated Statement of Changes in Members’ Equity

(Unaudited)

	Member Contributions	Notes Receivable from Members	Retained Earnings	Total Members’ Equity
Balance at December 31, 2011	$8,506,028	$(157,210)	$1,843,908	$10,192,726
Issuance of notes receivable from members	—	(474,004)	—	(474,004)
Net income	—	—	4,405,579	4,405,579

Balance at September 30, 2012	$8,506,028	$(631,214)	$6,249,487	$14,124,301

See accompanying notes to the consolidated financial statements.

AMICARE BEHAVIORAL CENTERS, LLC AND SUBSIDIARIES

Consolidated Statements of Cash Flows

(Unaudited)

	Nine Months Ended September 30,
	2012	2011
Cash flows from operating activities:
Net earnings	$4,405,579	$3,957,393
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	703,307	1,061,794
Provision for doubtful accounts	1,340,531	987,755
Interest earned on note receivable from member	—	(5,896)
Change in fair value of interest rate swap liability	(83,233)	(114,826)
(Increase) decrease in operating assets, net of effects of distribution (see Note 1(b)):
Receivables	(1,513,886)	(859,737)
Prepaid expenses	128,544	(283,121)
Other assets	—	(70,185)
Increase (decrease) in operating liabilities, net of effects of distribution (see Note 1(b)):
Accounts payable	(1,392,809)	(389,876)
Accrued expenses	(800,269)	(411,117)

Total adjustments	(1,617,815)	(85,209)

Net cash provided by operating activities	2,787,764	3,872,184

Cash flows from investing activities-purchase of property and equipment	(1,215,535)	(1,060,693)

Cash flows from financing activities, net of effects of distribution:
Issuance of notes receivable to members	(474,004)	—
Payments of long-term debt and line-of-credit, net	(1,052,692)	(1,181,117)
Distributions to members	—	(1,328,893)
Distribution of membership interest (see Note 1(b))	—	(135,096)

Net cash used by financing activities	(1,526,696)	(2,645,106)

Increase in cash	45,533	166,385
Cash at beginning of period	758,312	690,345

Cash at end of period	$803,845	$856,730

Supplemental disclosure of cash flow information:
Interest paid	$1,067,632	$1,396,715

See accompanying notes to the consolidated financial statements.

AMICARE BEHAVIORAL CENTERS, LLC AND SUBSIDIARIES

Notes to the Consolidated Financial Statements

(Unaudited)

(1)	Description of Business and Basis of Presentation

(a)	Organization

AmiCare Behavioral Centers, LLC and Subsidiaries (collectively, the “Company” or “AmiCare”) was formed to provide comprehensive psychiatric treatment to children, adolescents and adults. The Company currently serves patients in Arkansas. The Company’s corporate office is in Fayetteville, Arkansas.

(b)	Distribution of membership interest

On August 1, 2011, two members of AmiCare redeemed 100% of their membership interest in the Company in exchange for a distribution of certain assets and liabilities. The assets and liabilities distributed on August 1, 2011 in exchange for their membership interest were as follows:

Cash	$135,096
Accounts receivable	1,646,489
Prepaid expenses	170,412
Property and equipment	7,141,893
Goodwill and other intangible	7,600,000
Accounts payable	(204,422)
Accrued expenses	(1,003,508)
Long term debt	(3,500,000)

$11,985,960

(c)	Principles of consolidation

These consolidated financial statements include the accounts of all of the Company’s wholly-owned subsidiaries. All significant intercompany accounts and transactions have been eliminated.

(d)	Income taxes

The Company is organized as a limited liability company and is taxed as a partnership for federal and state income tax purposes. Under federal and state income tax provisions, the Company is not subject to income taxes on its taxable income. Instead, the Company’s income and loss pass through to the members and are taxed at the individual level. Certain subsidiaries in Arkansas are subject to various state income taxes. State income taxes are not material to the Company.

Under generally accepted accounting principles, a tax position is recognized as a benefit only if it is “more likely than not” that the tax position would be sustained in a tax examination, with a tax examination being presumed to occur. The amount recognized is the largest amount of tax benefit that is greater than 50% likely of being realized on examination. For tax purposes not meeting the “more likely than not” test, no tax benefit is recorded. The Company has no material uncertain tax positions that qualify for either recognition or disclosure in the financial statements.

AMICARE BEHAVIORAL CENTERS, LLC AND SUBSIDIARIES

Notes to the Consolidated Financial Statements

(Unaudited)

As of September 30, 2012 and December 31, 2011, the Company has accrued no interest and no penalties related to uncertain tax positions. It is the Company’s policy to recognize interest and/or penalties related to income tax matters in income tax expense.

The Company files U.S. Federal and various state income tax returns. The Company is currently open to audit under that statute of limitations by the Internal Revenue Service and various states for the years ending after 2008.

(e)	Use of estimates

The preparation of the consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

(f)	New accounting pronouncements

In July 2012, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2012-02,”Intangibles-Goodwill and Other (Topic 350): Testing Indefinite-Lived Intangible Assets for Impairment” (“ASU 2012-02”). ASU 2012-02 states that an entity has the option first to assess qualitative factors to determine whether the existence of events and circumstances indicates that it is more likely than not that the indefinite-lived intangible asset is impaired. This allows for the same evaluation as described in ASU 2011-08 for “Intangibles—Goodwill and Other (Topic 350): Testing Goodwill for Impairment.” The amendments are effective for annual and interim impairment tests performed for fiscal years beginning after September 15, 2012. Early adoption is permitted, including for annual and interim impairment tests performed as of a date before July 27, 2012, if a public entity’s financial statements for the most recent annual or interim period have not yet been issued, or for nonpublic entities, have not yet been made available for issuance. ASU 2012-02 is not expected to significantly impact the Company’s consolidated financial statements.

In June 2011, the FASB issued ASU 2011-05, “Comprehensive Income (Topic 220) — Presentation of Comprehensive Income” (“ASU 2011-05”). ASU 2011-05 eliminates the option to present components of other comprehensive income as part of the statement of changes in stockholders’ equity. Instead, ASU 2011-05 requires that all non-owner changes in stockholders’ equity be presented either in a single continuous statement of comprehensive income or in two separate but consecutive statements. ASU 2011-05 is required to be applied retrospectively and is effective for public companies for fiscal years beginning after December 15, 2011 and interim periods within those fiscal years. For nonpublic entities, the amendments are effective for fiscal years ending after December 15, 2012, and interim and annual periods thereafter. These changes became effective for the Company beginning January 1, 2012. The adoption of ASU 2011-05 did not have a significant impact on the Company’s consolidated financial statements.

AMICARE BEHAVIORAL CENTERS, LLC AND SUBSIDIARIES

Notes to the Consolidated Financial Statements

(Unaudited)

(g)	Fair value measurements

Fair value is a market based measurement, not an entity-specific measurement. Therefore, a fair value measurement should be determined based on the assumptions that market participants would use in pricing the asset or liability. As a basis for considering market participant assumptions in fair value measurements, fair value accounting standards establish a fair value hierarchy that distinguishes between market participant assumptions based on market data obtained from sources independent of the reporting entity including quoted market prices in active markets for identical assets (Level 1), or significant other observable inputs (Level 2) and the reporting entity’s own assumptions about market participant assumptions (Level 3). The Company does not have any fair value measurements using significant unobservable inputs (Level 3) as of September 30, 2012 or December 31, 2011. The Company has derivative instruments that are classified as Level 2 liabilities since the fair value is based on modeling techniques that include inputs such as market volatilities, spot rates and interest differentials from published sources.

(h)	Events occurring after reporting date

On November 23, 2012, the members of the Company entered into an agreement with Acadia Healthcare Company, Inc. (“Acadia”) whereby Acadia will acquire the membership interest of the Company for approximately $113.0 million of cash consideration. The sale is expected to close by December 31, 2012.

The Company has evaluated events and transactions that occurred between September 30, 2012 and December 3, 2012, which is the date that the financial statements were available to be issued, for possible recognition or disclosure in the financial statements.

(2)	Credit risk and other concentrations

The Company may maintain cash on deposit at banks in excess of federally insured amounts. The Company has not experienced any losses in such accounts and management believes the Company is not exposed to any significant credit risk related to cash.

The Company grants credit without collateral to its patients, most of whom are individuals that are insured under third-party payor agreements. Concentrations of credit risk relating to accounts receivable is limited to some extent by the diversity and number of patients and payors. The mix of net accounts receivable from patients and third-party payors as of September 30, 2012 and December 31, 2011, was as follows:

	September 30, 2012	December 31, 2011
Medicare	24%	24%
Medicaid and other state programs	51%	53%
Insurance	21%	21%
Self pay	4%	2%

	100%	100%

AMICARE BEHAVIORAL CENTERS, LLC AND SUBSIDIARIES

Notes to the Consolidated Financial Statements

(Unaudited)

Approximately 88% and 87% of net patient revenues in the nine months ended September 30, 2012 and 2011, respectively, were derived under contractual agreements with certain government funded programs (principally Medicare and Medicaid).

(3)	Note receivable from members

The Company had a note receivable from a member amounting to $157,210 as of December 31, 2011. During the period ended September 30, 2012, the Company issued additional notes receivable amounting to $474,004 to certain members. The notes are payable on demand. The uncollected portion of the member notes receivable as of the date of the applicable report is reflected as a component of members’ equity.

(4)	Property and equipment

A summary of property and equipment as of September 30, 2012 and December 31, 2011 is as follows:

	September 30, 2012	December 31, 2011
Land	$1,367,080	$1,518,280
Buildings and improvements	17,676,650	17,654,078
Leasehold improvements	1,063,396	647,449
Transportation equipment	245,457	136,975
Furniture and fixtures	1,662,538	1,200,013
Construction in progress	880,272	530,483

	22,895,393	21,687,278
Less accumulated depreciation and amortization	2,201,177	1,505,290

	$20,694,216	$20,181,988

(5)	Lines of credit

The Company has two lines of credit amounting to $4,000,000 available with two banks at September 30, 2012 and December 31, 2011. Borrowings of $1,374,433 and $394,326, exclusive of checks drawn in excess discussed in the following paragraph, were outstanding under the lines of credit at September 30, 2012 and December 31, 2011, respectively. Borrowings under the lines of credit bear interest, payable quarterly, at a variable interest rate equal to the base rate and applicable margin (5.24% at September 30, 2012). The lines of credit are secured by substantially all assets of the Company. The lines of credit mature in February 2014. The lines of credit place certain restrictions and limitations upon the Company (see Note 6).

AMICARE BEHAVIORAL CENTERS, LLC AND SUBSIDIARIES

Notes to the Consolidated Financial Statements

(Unaudited)

Pursuant to the credit agreement, one of the banks mentioned above has made up to $2,000,000 of the commitment available pursuant to a swing line credit agreement. The total commitment available at any time is subject to borrowing base limitations as defined in the agreement. Borrowings of $1,374,433 and $394,326 were outstanding under this swing line of credit at September 30, 2012 and December 31, 2011, respectively. Borrowings under the line of credit bear interest, payable quarterly, at a variable interest rate equal to the highest of the prime rate, federal funds effective rate plus 0.50% or LIBOR plus 1.25% (5.24% at September 30, 2012). Due to contractual provisions of the swing line of credit which allow for current receipts of the Company to reduce the outstanding balance, this portion of the obligation is classified as a short-term liability in accordance with generally accepted accounting standards. Since the swing line of credit agreement is drawn upon to satisfy disbursements clearing the operating account when sufficient cash is not available, management has included checks drawn in excess of cash balance totaling $358,689 and $816,488 at September 30, 2012 and December 31, 2011, respectively, within this line of credit balance on the accompanying consolidated balance sheet.

(6)	Long-term debt

A summary of long-term debt as of September 30, 2012 and December 31, 2011 is as follows:

	2012	2011
Term loan to bank; interest at a variable rate of ABR or Eurodollar rate plus the applicable margin (5.24% at September 30, 2012); variable quarterly principal and interest payments with all unpaid principal and interest due February 2014; secured by substantially all assets of the Company.	$20,000,000	$21,575,000
Subordinated note payable to related party; interest at a variable rate of ABR or Eurodollar rate plus the applicable margin (5.24% at September 30, 2012); principal and interest due February 2014.	1,186,745	1,186,745

Total long-term debt	21,186,745	22,761,745
Less current installments	2,550,000	2,100,000

Long-term debt, excluding current installments	$18,636,745	$20,661,745

During 2007, AmiCare entered into an interest rate swap agreement to reduce or eliminate the risk associated with debt interest rate fluctuations. The swap had an original notional principal amount of $5,000,000 and expired on May 1, 2012. Under the swap agreement, the Company paid interest at a fixed rate of 7.60% and received interest at the LIBOR rate plus 200 basis points. Due to interest rate fluctuations, the Company could have incurred a cost upon early termination or sale of the swap agreement. A liability thereon of $76,959 at December 31, 2011, was reported in the accompanying consolidated financial statements. No costs were incurred at the termination of the swap.

AMICARE BEHAVIORAL CENTERS, LLC AND SUBSIDIARIES

Notes to the Consolidated Financial Statements

(Unaudited)

During 2010, the Company entered into a second interest rate swap agreement to comply with the terms of a credit agreement the Company has with a bank. The swap has a remaining notional principal amount totaling $12,862,500 and $9,344,257 at September 30, 2012 and December 31, 2011, respectively, and expires on February 28, 2014. Under the swap agreement, the Company pays interest at a fixed rate of 1.25% and receives interest at 1 month LIBOR. A liability thereon of $173,261 and $179,535 at September 30, 2012 and December 31, 2011, respectively, has been reported in the accompanying consolidated financial statements.

Any change in the fair value of the interest rate swaps is included in interest expense in accordance with generally accepted accounting principles.

The provisions of the lines of credit (see Note 5) and the long term debt require the maintenance of certain financial ratios. The Company was in compliance with all covenants as of September 30, 2012 and December 31, 2011.

(7)	Discontinued Operations

Generally accepted accounting principles requires that all components of an entity that have been disposed of (by sale, by abandonment or in a distribution to owners) or are held for sale and whose cash flows can be clearly distinguished from the rest of the entity be presented as discontinued operations. The results of operations of the facilities divested on August 1, 2011 as discussed in Note 1(b) have been reported as discontinued operations in the accompanying consolidated financial statements.

A summary of results from discontinued operations for the nine months ended September 30, 2011 is as follows:

Net patient revenues	$11,500,000

Net earnings from discontinued operations	$1,491,000

(8)	Contingent liabilities

General liability

The Company is subject to claims and lawsuits that arise primarily in the ordinary course of business. It is the opinion of management that the disposition or ultimate resolution of such claims and lawsuits will not have a material adverse effect on these financial statements.

Healthcare Industry

The delivery of personal and health care services entails an inherent risk of liability. Participants in the health care services industry have become subject to an increasing number of lawsuits alleging negligence or related legal theories, many of which involve large claims and result in the incurrence of significant exposure and defense costs. The Company and its subsidiaries are insured with respect to medical malpractice risk on a claims-made basis. The Company also maintains insurance for general liability, director and officer liability and property. Certain policies are subject to deductibles. In addition to the insurance coverage provided, the Company indemnifies certain officers and directors for actions taken on behalf of the Company and its subsidiaries. Management is not aware of any claims against it or its subsidiaries which would have a material financial impact.

AMICARE BEHAVIORAL CENTERS, LLC AND SUBSIDIARIES

Notes to the Consolidated Financial Statements

(Unaudited)

The health care industry is subject to numerous laws and regulations of federal, state and local governments. These laws and regulations include, but are not necessarily limited to, matters such as licensure, accreditation, government health care program participation requirements, reimbursement for patient services, and Medicare fraud and abuse. Recently, government activity has increased with respect to investigations and/or allegations concerning possible violations of fraud and abuse statutes and/or regulations by health care providers. Violations of these laws and regulations could result in expulsion from government health care programs together with the imposition of significant fines and penalties, as well as repayments for patient services previously billed. Management believes that the Company is in compliance with fraud and abuse statutes, as well as other applicable government laws and regulations.

Healthcare Reform

In March 2010, Congress adopted comprehensive health care insurance legislation, the Patient Care Protection and Affordable Care Act and the Health Care and Education Reconciliation Act (“collectively, the “Health Care Reform Legislation”). The Health Care Reform Legislation, among other matters, is designed to expand access to health care coverage to substantially all citizens through a combination of public program expansion and private industry health insurance. Provisions of the Health Care Reform Legislation become effective at various dates over the next several years and a number of additional steps are required to implement these requirements. Due to the complexity of the Health Care Reform Legislation, reconciliation and implementation of the legislation continues to be under consideration by lawmakers, and it is not certain as to what changes may be made in the future regarding health care policies. Changes to existing Medicaid coverage and payments are also expected to occur as a result of this legislation. While the full impact of Health Care Reform Legislation is not yet fully known, changes to policies regarding reimbursement, universal health insurance and managed competition may materially impact the Company’s operations.

(9)	Unit option plan

The Company has reserved 486,000 common units to be issued under the 2007 Option Plan (“the Plan”). The Plan is designed to promote the interest and long-term success of the Company by granting unit options to selected employees. The Plan is administered by a committee appointed by the Board of Directors (the “Committee”). Under the plan, the Committee has the sole discretion to grant unit options with exercise prices determined by the Committee at the time of grant but not less than the fair market value of the units at the date of grant. The unit option term and vesting period will be determined by the Committee at the date of grant. The unit options cannot be sold or transferred to any other party without consent of the Committee.

AMICARE BEHAVIORAL CENTERS, LLC AND SUBSIDIARIES

Notes to the Consolidated Financial Statements

(Unaudited)

At September 30, 2012 and December 31, 2011, the weighted-average exercise price of the outstanding units was approximately $1.59. The Company used the Black-Scholes-Merton formula to estimate the calculated value of the unit-based payments. Using this method, management has determined that the applicable compensation expense is immaterial and, accordingly, has not been recorded in the accompanying consolidated financial statements. Management does not expect future compensation expense related to existing and future unit options to be material to the consolidated financial statements. A schedule of the option activity is as follows:

Number of shares
Balance, December 31, 2011	253,000
Granted	35,000
Exercised	—
Forfeited	—

Balance, September 30, 2012	288,000

INDEPENDENT AUDITORS’ REPORT

The Members

AmiCare Behavioral Centers, LLC and Subsidiaries:

We have audited the accompanying consolidated balance sheet of AmiCare Behavioral Centers, LLC and Subsidiaries (collectively the “Company”) as of December 31, 2011, and the related consolidated statements of operations, changes in members’ equity and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of AmiCare Behavioral Centers, LLC and Subsidiaries as of December 31, 2011, and the results of their operations and their cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 13 to the consolidated financial statements, the Company has restated its statement of operations to account for the distribution of certain facilities as discontinued operations.

As discussed in Note 14 to the consolidated financial statements, the members of the Company have entered into an agreement to sell their membership interests.

/s/ Lattimore Black Morgan & Cain, PC

Brentwood, Tennessee

December 3, 2012

AMICARE BEHAVIORAL CENTERS, LLC AND SUBSIDIARIES

Consolidated Balance Sheet

December 31, 2011

Assets
Current assets:
Cash	$758,312
Accounts receivable, less allowance for doubtful accounts of $651,934	4,343,277
Other receivables	501,926
Prepaid expenses	399,997

Total current assets	6,003,512
Property and equipment, net	20,181,988
Goodwill	14,174,940
Loan costs, net	71,010

$40,431,450

Liabilities and Members’ Equity
Current liabilities:
Current installments of long-term debt	$2,100,000
Lines of credit	1,210,814
Accounts payable	1,896,203
Accrued salaries and benefits	2,396,974
Other accrued expenses	1,716,494

Total current liabilities	9,320,485
Long-term debt, excluding current installments	20,661,745
Interest rate swaps	256,494

Total liabilities	30,238,724
Members’ equity	10,192,726

$40,431,450

See accompanying notes to the consolidated financial statements.

AMICARE BEHAVIORAL CENTERS, LLC AND SUBSIDIARIES

Consolidated Statement of Operations

For the Year Ended December 31, 2011

Net patient revenues before provision for doubtful accounts	$59,841,436
Provision for doubtful accounts	1,380,846

Net patient revenues	58,460,590

Operating expenses:
Salaries and benefits	37,969,192
Purchased services	2,665,183
Supplies	1,157,486
Rent	2,041,260
Depreciation and amortization	925,054
Travel and entertainment	782,998
Professional services	1,948,130
Repairs and maintenance	518,880
Other expenses	4,574,761

Total operating expenses	52,582,944

Income from continuing operations	5,877,646
Other expense - interest	(1,793,871)

Net earnings from continuing operations	4,083,775
Net earnings from discontinued operations (Note 13)	1,490,892

Net earnings	$5,574,667

See accompanying notes to the consolidated financial statements.

AMICARE BEHAVIORAL CENTERS, LLC AND SUBSIDIARIES

Consolidated Statement of Changes in Members’ Equity

For the Year Ended December 31, 2011

	Member Contributions	Note Receivable from Member	Retained Earnings (Deficit)	Total Members’ Equity
Balance at December 31, 2010	$19,791,988	$(157,210)	$ (389,005)	$19,245,773
Distribution of membership interest (see Note 1(b))	(11,985,960)	—	—	(11,985,960)
Member contributions	700,000	—	—	700,000
Distributions to members	—	—	(3,341,754)	(3,341,754)
Net income	—	—	5,574,667	5,574,667

Balance at December 31, 2011	$8,506,028	$(157,210)	$1,843,908	$10,192,726

See accompanying notes to the consolidated financial statements.

AMICARE BEHAVIORAL CENTERS, LLC AND SUBSIDIARIES

Consolidated Statement of Cash Flows

For the Year Ended December 31, 2011

Cash flows from operating activities:
Net earnings	$5,574,667

Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	1,295,683
Provision for doubtful accounts	1,417,330
Loss on disposal of property and equipment	32,571
Interest earned on note receivable from member	(7,861)
Change in fair value of interest rate swap liability	(65,791)
(Increase) decrease in operating assets, net of effects of distribution (see Note 1(b)):
Receivables	(680,034)
Prepaid expenses	(168,017)
Other assets	825
Increase (decrease) in operating liabilities, net of effects of distribution (see Note 1(b)):
Accounts payable	959,238
Accrued expenses	261,901

Total adjustments	3,045,845

Net cash provided by operating activities	8,620,512

Cash flows from investing activities:
Proceeds from disposal of property and equipment	135,000
Purchases of property and equipment	(1,512,666)

Net cash used by investing activities	(1,377,666)

Cash flows from financing activities, net of effects of distribution (see Note 1(b)):
Payment of loan costs	(71,010)
Payment on line-of-credit, net	(682,860)
Payments of long-term debt	(3,100,000)
Distributions to members	(3,185,913)
Distribution of membership interest (see Note 1(b))	(135,096)

Net cash used by financing activities	(7,174,879)

Increase in cash	67,967
Cash at beginning of year	690,345

Cash at end of year	$758,312

See accompanying notes to the consolidated financial statements.

AMICARE BEHAVIORAL CENTERS, LLC AND SUBSIDIARIES

Notes to the Consolidated Financial Statements

December 31, 2011

(1)	Nature of operations

(a) Organization

AmiCare Behavioral Centers, LLC and Subsidiaries (collectively, the “Company” or “AmiCare”) was formed to provide comprehensive psychiatric treatment to children, adolescents and adults. The Company currently serves patients in Arkansas. The Company’s corporate office is in Fayetteville, Arkansas.

(b)	Distribution of membership interest

On August 1, 2011, two members of AmiCare redeemed 100% of their membership interest in the Company in exchange for a distribution of certain assets and liabilities. The assets and liabilities distributed on August 1, 2011 in exchange for their membership interest was as follows:

Cash	$135,096
Accounts receivable	1,646,489
Prepaid expenses	170,412
Property and equipment	7,141,893
Goodwill and other intangible	7,600,000
Accounts payable	(204,422)
Accrued expenses	(1,003,508)
Long term debt	(3,500,000)

$11,985,960

(2)	Summary of significant accounting policies

(a)	Principles of consolidation

These consolidated financial statements include the accounts of all of the Company’s wholly-owned subsidiaries. All significant intercompany accounts and transactions have been eliminated.

(b)	Accounts receivable

The Company receives payment for services rendered from federal and state agencies (including Medicaid, Medicare and other state programs), private insurance carriers, managed care programs and patients. The Company states patient accounts receivable for services rendered at net realizable amounts. The Company manages receivables by regularly reviewing its accounts and contracts and by providing appropriate allowances for uncollectible amounts. The Company records an allowance for uncollectible accounts on a weighted scale based on days outstanding. As a service to the patients, AmiCare bills third-party payers directly and bills the patients when the patient’s liability is determined. Patient accounts receivable are due in full when billed. Delinquent accounts are turned over to a third party collection agency, and any subsequent recoveries are recognized in the period received.

AMICARE BEHAVIORAL CENTERS, LLC AND SUBSIDIARIES

Notes to the Consolidated Financial Statements

December 31, 2011

(c)	Property and equipment

Property and equipment are stated at cost or fair value when contributed. Depreciation and amortization are provided over the assets’ estimated useful lives using the straight-line method. Leasehold improvements are amortized over the shorter of their estimated lives or the respective lease term. Buildings and improvements are generally depreciated over thirty years while automobiles and furniture and fixtures are generally depreciated over five years.

Expenditures for maintenance and repairs are expensed when incurred. Expenditures for renewals or betterments are capitalized. When property is retired or sold, the cost and the related accumulated depreciation or amortization are removed from the accounts, and the resulting gain or loss is included in operations.

(d)	Goodwill

The Company reviews goodwill for impairment on an annual basis or more frequently if impairment indicators arise. In the event goodwill is considered to be impaired, a charge to earnings would be recorded during the period in which management makes such impairment assessment.

(e)	Loan costs

Loan costs are amortized on a straight-line basis over the term of the related loans.

(f)	Net patient service revenue

Substantially all revenues of the Company are derived from comprehensive psychiatric treatment to residential, inpatient and outpatient patients. It is the Company’s policy to recognize revenues as services are provided to patients. In accordance with professional standards, revenues are reported at the estimated net realizable amount from patients, third-party payors and others for services rendered, including estimated retroactive adjustments under reimbursement agreements with third party payors. Retroactive adjustments are accrued on an estimated basis in the period the related services are rendered and adjusted in future period as final settlements are determined.

Inpatient services rendered to Medicare and certain Medicaid program beneficiaries are reimbursed under a cost reimbursement methodology, subject to certain cost limitations. The Company is reimbursed at a tentative rate with final settlement determined after submission of annual cost reports by the Company and audit thereof by the Medicare and Medicaid fiscal intermediary. Outpatient services rendered to Medicaid program beneficiaries are reimbursed based on defined allowable charges, and Medicare outpatient services are primarily paid under a prospective payment system. See Note 3 for revenue concentrations.

The Company has also entered into payment agreements with certain commercial insurance carriers and preferred provider organizations. The basis for payment of the Company under these arrangements includes global payment rates, prospectively-determined rates per patient day and discounts from established charges.

AMICARE BEHAVIORAL CENTERS, LLC AND SUBSIDIARIES

Notes to the Consolidated Financial Statements

December 31, 2011

The Company provides care to patients who meet certain criteria under its charity care policy without charge or at amounts less than its established rates. Because the Company does not pursue collection of amounts determined to qualify as charity care, they are not reported as revenue. The amount of costs recognized in the statements of operations for providing charity care aggregated approximately $100,000 in 2011. These costs were estimated based on the ratio of total costs to gross charges.

(g)	Income taxes

The Company is organized as a limited liability company and is taxed as a partnership for federal and state income tax purposes. Under federal and state income tax provisions, the Company is not subject to income taxes on its taxable income. Instead, the Company’s income and loss pass through to the members and are taxed at the individual level. Certain subsidiaries in Arkansas are subject to various state income taxes. State income taxes are not material to the Company.

Under generally accepted accounting principles, a tax position is recognized as a benefit only if it is “more likely than not” that the tax position would be sustained in a tax examination, with a tax examination being presumed to occur. The amount recognized is the largest amount of tax benefit that is greater than 50% likely of being realized on examination. For tax purposes not meeting the “more likely than not” test, no tax benefit is recorded. The Company has no material uncertain tax positions that qualify for either recognition or disclosure in the financial statements.

As of December 31, 2011, the Company has accrued no interest and no penalties related to uncertain tax positions. It is the Company’s policy to recognize interest and/or penalties related to income tax matters in income tax expense.

The Company files U.S. Federal and various state income tax returns. The Company is currently open to audit under that statute of limitations by the Internal Revenue Service and various states for the years ending after 2007.

(h)	Advertising costs

Advertising costs are expensed as incurred.

(i)	Equity incentive compensation

The Company has a unit option plan, which is described more fully in Note 11. Equity based compensation cost is measured at the grant date based upon the fair value of the award and is recognized as expense on a straight line basis over the requisite service period, which is generally the vesting period.

(j)	Realization of long-lived assets

Management evaluates the recoverability of the investment in long-lived assets on an ongoing basis and recognizes any impairment in the year of determination. It is reasonably possible that relevant conditions could change in the near term and necessitate a change in management’s estimate of the recoverability of these assets.

AMICARE BEHAVIORAL CENTERS, LLC AND SUBSIDIARIES

Notes to the Consolidated Financial Statements

December 31, 2011

(k)	Use of estimates

The preparation of the consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

(l)	Derivative instruments

The Company has derivative instruments which consist of interest rate swap arrangements entered into in order to hedge the variable interest rates associated with portions of its long-term debt. The swap arrangements involve an exchange of floating rate interest payments for fixed rate interest payments. The difference between the floating rate and the swap rate is recognized as a component of interest expense in the accompanying consolidated statements of operations.

(m)	New accounting pronouncements

In September 2011, the Financial Accounting Standards Board (“FASB”) issued accounting standards relating to goodwill and other intangibles. This guidance allows an entity the option to first assess qualitative factors to determine whether it is necessary to perform the two-step quantitative goodwill impairment test prescribed by current accounting standards. Under that option, an entity would no longer be required to calculate the fair value of a reporting unit unless the entity determines, based on the qualitative assessment, that it is more likely than not that its fair value is less than its carrying amount. An entity can bypass the qualitative goodwill impairment test, and then resume performing the qualitative assessment in any subsequent period. These standards are effective for annual and interim goodwill impairment tests performed for fiscal years beginning after December 15, 2011 and early adoption is permitted. The adoption of this accounting standard is not expected to have a material impact on the Company’s consolidated financial statements.

In July 2011, the FASB issued accounting standards that require changes in financial statement presentation and enhanced disclosures by health care entities that recognize significant amounts of patient service revenue at the time services are rendered without taking account of patients’ ability to pay. These standards require health care entities to change the presentation of their statement of operations by reclassifying the provision for bad debts associated with patient service revenue from an operating expense to a deduction from patient service revenue (net of contractual allowances and discounts). Additionally, these entities will be required to provide enhanced disclosure about their policies for recognizing revenue and assessing bad debts as well as qualitative and quantitative information about changes in the allowance for doubtful accounts. These changes have been reflected within the consolidated financial statements (see Note 14).

AMICARE BEHAVIORAL CENTERS, LLC AND SUBSIDIARIES

Notes to the Consolidated Financial Statements

December 31, 2011

(n)	Fair value measurements

Fair value is a market-based measurement, not an entity-specific measurement. Therefore, a fair value measurement should be determined based on the assumptions that market participants would use in pricing the asset or liability. As a basis for considering market participant assumptions in fair value measurements, fair value accounting standards establish a fair value hierarchy that distinguishes between market participant assumptions based on market data obtained from sources independent of the reporting entity including quoted market prices in active markets for identical assets (Level 1), or significant other observable inputs (Level 2) and the reporting entity’s own assumptions about market participant assumptions (Level 3). The Company does not have any fair value measurements using significant unobservable inputs (Level 3) as of December 31, 2011. The Company has derivative instruments that are classified as Level 2 liabilities since the fair value is based on modeling techniques that include inputs such as market volatilities, spot rates and interest differentials from published sources.

(o)	Events occurring after reporting date

The Company has evaluated events and transactions that occurred between December 31, 2011 and December 3, 2012, which is the date that the financial statements were available to be issued, for possible recognition or disclosure in the financial statements.

(3)	Credit risk and other concentrations

The Company may maintain cash on deposit at banks in excess of federally insured amounts. The Company has not experienced any losses in such accounts and management believes the Company is not exposed to any significant credit risk related to cash.

The Company grants credit without collateral to its patients, most of whom are individuals that are insured under third-party payor agreements. Concentration of credit risk relating to accounts receivable is limited to some extent by the diversity and number of patients and payors. The mix of net accounts receivable from patients and third-party payors as of December 31, 2011, was as follows:

Medicare	24%
Medicaid and other state programs	53%
Insurance	21%
Self pay	2%

100%

Approximately 91% of net patient revenues in 2011 were derived under contractual agreements with certain government funded programs (principally Medicare and Medicaid).

AMICARE BEHAVIORAL CENTERS, LLC AND SUBSIDIARIES

Notes to the Consolidated Financial Statements

December 31, 2011

(4)	Note receivable from member

The Company has a note receivable from a member amounting to $157,210 as of December 31, 2011. The note bears interest at a fixed rate of 5% and is due April 1, 2017. The note was issued in exchange for equity. In accordance with accounting standards relating to classifying notes receivable for equity, the uncollected portion of the note receivable as of the date of the applicable report was reflected as a component of members’ equity.

(5)	Property and equipment

A summary of property and equipment as of December 31, 2011 is as follows:

Land	$1,518,280
Buildings and improvements	17,654,078
Leasehold improvements	647,449
Transportation equipment	136,975
Furniture and fixtures	1,200,013
Construction in progress	530,483

21,687,278
Less accumulated depreciation and amortization	1,505,290

$20,181,988

During 2011, the Company was in the process of constructing various expansions and additions to existing facilities. The estimated costs to complete these projects is approximately $585,000.

(6)	Lines of credit

The Company has two lines of credit amounting to $4,000,000 available with two banks at December 31, 2011. Borrowings of $394,326, exclusive of checks drawn in excess discussed in the following paragraph, were outstanding under the lines of credit at December 31, 2011. Borrowings under the lines of credit bear interest, payable quarterly, at a variable interest rate equal to the base rate and applicable margin (5.28% at December 31, 2011). The lines of credit are secured by substantially all assets of the Company. The lines of credit mature in February 2014. The lines of credit place certain restrictions and limitations upon the Company (see Note 7).

AMICARE BEHAVIORAL CENTERS, LLC AND SUBSIDIARIES

Notes to the Consolidated Financial Statements

December 31, 2011

Pursuant to the credit agreement, one of the banks mentioned above has made up to $2,000,000 of the commitment available pursuant to a swing line credit agreement. The total commitment available at any time is subject to borrowing base limitations as defined in the agreement. Borrowings of $394,326 were outstanding under this swing line of credit at December 31, 2011. Borrowings under the line of credit bear interest, payable quarterly, at a variable interest rate equal to the highest of the prime rate, federal funds effective rate plus 0.50% or LIBOR plus 1.25% (5.28% at December 31, 2011). Due to contractual provisions of the swing line of credit which allow for current receipts of the Company to reduce the outstanding balance, this portion of the obligation is classified as a short-term liability in accordance with generally accepted accounting standards. Since the swing line of credit agreement is drawn upon to satisfy disbursements clearing the operating account when sufficient cash is not available, management has included checks drawn in excess of cash balance totaling $816,488 at December 31, 2011 within this line of credit balance on the accompanying consolidated balance sheet.

(7)	Long-term debt

A summary of long-term debt as of December 31, 2011 is as follows:

Term loan to bank; interest at a variable rate of ABR or Eurodollar rate plus the applicable margin (5.28% at December 31, 2011); variable quarterly principal and interest payments with all unpaid principal and interest due February 2014; secured by substantially all assets of the Company.	$21,575,000
Subordinated note payable to related party; interest at a variable rate of ABR or Eurodollar rate plus the applicable margin (5.28% at December 31, 2011); principal and interest due February 2014.	1,186,745

Total long-term debt	22,761,745
Less current installments	2,100,000

Long-term debt, excluding current installments	$20,661,745

A summary of approximate future maturities of long-term debt as of December 31, 2011, is as follows:

Year
2012	$2,100,000
2013	2,700,000
2014	17,961,745

$22,761,745

AMICARE BEHAVIORAL CENTERS, LLC AND SUBSIDIARIES

Notes to the Consolidated Financial Statements

December 31, 2011

During 2007, AmiCare entered into an interest rate swap agreement to reduce or eliminate the risk associated with debt interest rate fluctuations. The swap had an original notional principal amount of $5,000,000 and expired on May 1, 2012. The remaining notional principal amount totaled $4,291,241 at December 31, 2011. Under the swap agreement, the Company paid interest at a fixed rate of 7.60% and received interest at the LIBOR rate plus 200 basis points. Due to interest rate fluctuations, the Company would have incurred a cost upon early termination or sale of the swap agreement. A liability thereon of $76,959 at December 31, 2011, has been reported in the accompanying consolidated financial statements. No costs were incurred at the termination of the swap in 2012.

During 2010, the Company entered into a second interest rate swap agreement to comply with the terms of a credit agreement the Company has with a bank. The swap has a remaining notional principal amount totaling $9,344,257 at December 31, 2011 and expires on February 28, 2014. Under the swap agreement, the Company pays interest at a fixed rate of 1.25% and receives interest at 1-month LIBOR. A liability thereon of $179,535 at December 31, 2011, has been reported in the accompanying consolidated financial statements.

Any change in the fair value of the interest rate swaps is included in interest expense in accordance with generally accepted accounting principles.

The provisions of the lines of credit (see Note 6) and the long-term debt require the maintenance of certain financial ratios. The Company was in compliance with all covenants as of December 31, 2011.

(8)	Employee benefit plan

The Company sponsors a 401(k) plan covering substantially all employees. Company contributions are made at management’s discretion. The Company contributed approximately $309,000 to the plan in 2011.

(9)	Lease commitments

The Company utilizes various office space and equipment under operating leases, the majority of which are with related parties. Rent expense under these leases amounted to approximately $2,287,000 in 2011. A summary of approximate future minimum payments under these leases as of December 31, 2011 is as follows:

Year
2012	$2,118,000
2013	2,098,000
2014	2,090,000
2015	2,088,000
2016	2,088,000
Thereafter	8,097,000

$18,579,000

AMICARE BEHAVIORAL CENTERS, LLC AND SUBSIDIARIES

Notes to the Consolidated Financial Statements

December 31, 2011

It is expected that in the normal course of business, leases that expire will be renewed or replaced by other leases; thus, it is anticipated that future lease payments will not be less than the commitments for 2012.

(10)	Contingent liabilities

General liability

The Company is subject to claims and lawsuits that arise primarily in the ordinary course of business. It is the opinion of management that the disposition or ultimate resolution of such claims and lawsuits will not have a material adverse effect on these financial statements.

Healthcare Industry

The delivery of personal and health care services entails an inherent risk of liability. Participants in the health care services industry have become subject to an increasing number of lawsuits alleging negligence or related legal theories, many of which involve large claims and result in the incurrence of significant exposure and defense costs. The Company and its subsidiaries are insured with respect to medical malpractice risk on a claims-made basis. The Company also maintains insurance for general liability, director and officer liability and property. Certain policies are subject to deductibles. In addition to the insurance coverage provided, the Company indemnifies certain officers and directors for actions taken on behalf of the Company and its subsidiaries. Management is not aware of any claims against it or its subsidiaries which would have a material financial impact.

The health care industry is subject to numerous laws and regulations of federal, state and local governments. These laws and regulations include, but are not necessarily limited to, matters such as licensure, accreditation, government health care program participation requirements, reimbursement for patient services, and Medicare fraud and abuse. Recently, government activity has increased with respect to investigations and/or allegations concerning possible violations of fraud and abuse statutes and/or regulations by health care providers. Violations of these laws and regulations could result in expulsion from government health care programs together with the imposition of significant fines and penalties, as well as repayments for patient services previously billed. Management believes that the Company is in compliance with fraud and abuse statutes, as well as other applicable government laws and regulations.

AMICARE BEHAVIORAL CENTERS, LLC AND SUBSIDIARIES

Notes to the Consolidated Financial Statements

December 31, 2011

Healthcare Reform

In March 2010, Congress adopted comprehensive health care insurance legislation, the Patient Care Protection and Affordable Care Act and the Health Care and Education Reconciliation Act (“collectively, the “Health Care Reform Legislation”). The Health Care Reform Legislation, among other matters, is designed to expand access to health care coverage to substantially all citizens through a combination of public program expansion and private industry health insurance. Provisions of the Health Care Reform Legislation become effective at various dates over the next several years and a number of additional steps are required to implement these requirements. Due to the complexity of the Health Care Reform Legislation, reconciliation and implementation of the legislation continues to be under consideration by lawmakers, and it is not certain as to what changes may be made in the future regarding health care policies. Changes to existing Medicaid coverage and payments are also expected to occur as a result of this legislation. While the full impact of Health Care Reform Legislation is not yet fully known, changes to policies regarding reimbursement, universal health insurance and managed competition may materially impact the Company’s operations.

(11)	Unit option plan

The Company has reserved 486,000 common units to be issued under the 2007 Option Plan (“the Plan”). The Plan is designed to promote the interest and long-term success of the Company by granting unit options to selected employees. The Plan is administered by a committee appointed by the Board of Directors (the “Committee”). Under the plan, the Committee has the sole discretion to grant unit options with exercise prices determined by the Committee at the time of grant but not less than the fair market value of the units at the date of grant. The unit option term and vesting period will be determined by the Committee at the date of grant. The unit options cannot be sold or transferred to any other party without consent of the Committee.

At December 31, 2011, the weighted-average exercise price of the outstanding units was approximately $1.59. The Company used the Black-Scholes-Merton formula to estimate the calculated value of the unit-based payments. Using this method, management has determined that the applicable compensation expense is immaterial and, accordingly, has not been recorded in the accompanying consolidated financial statements. Management does not expect future compensation expense related to existing and future unit options to be material to the consolidated financial statements. A schedule of the option activity is as follows:

Number of shares
Balance, December 31, 2010	186,000
Granted	230,000
Exercised	—
Forfeited	163,000

Balance, December 31, 2011	253,000

AMICARE BEHAVIORAL CENTERS, LLC AND SUBSIDIARIES

Notes to the Consolidated Financial Statements

December 31, 2011

(12)	Supplemental disclosures of cash flow statement information

Interest paid	$1,834,064

During 2011, certain assets and liabilities of the Company were distributed to certain members in exchange for 100% of their membership interest in the Company (see Note 1(b)).

During 2011, certain members contributed $700,000 to the Company by paying down outstanding long-term debt.

During 2011, the Company recorded distributions to members in the amount of $155,841 related to the release of certain receivables.

(13)	Discontinued operations

Generally accepted accounting principles require that all components of an entity that have been disposed of (by sale, by abandonment or in a distribution to owners) or are held for sale and whose cash flows can be clearly distinguished from the rest of the entity be presented as discontinued operations. The results of operations of certain facilities divested on August 1, 2011 as discussed in Note 1(b) were not segregated and reported as discontinued operations in the Company’s previously audited statement of operations, dated April 26, 2012. The operations of the divested facilities have been reported as discontinued operations in the accompanying consolidated financial statements as restated.

A summary of results from discontinued operations is as follows:

Net patient revenues	$11,500,000

Net earnings from discontinued operations	$1,491,000

(14)	Subsequent event

On November 23, 2012, the members of the Company entered into an agreement with Acadia Healthcare Company, Inc. (“Acadia”) whereby Acadia will acquire all of the membership interests of the Company for approximately $113.0 million of cash consideration. The acquisition is expected to close by December 31, 2012.

Certain reclassifications have been made to the accompanying consolidated financial statements in order for them to conform to the presentation of other financial statements of the Company included in a registration filing. These reclassifications had no effect on net earnings or members’ equity as previously reported.